DEAN HELLER

Entity #:

Secretary of State

C18652-2004

204 North Carson Street, Suite 1                                                       Document Number:

Carson City, Nevada 89701-4299

20060518395-79

(775) 684-5708

Website:  secretaryofstate.biz

Date filed:

8/14/2006 1:55:21 PM

Certificate of Correction

In the office of

(PURSUANT TO NRS 78,78A, 80, 81,

/s/ Dean Heller

82, 84, 86, 87, 58, 88A, 89 and 92A)

Dean Heller

Secretary of State

ABOVE  SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

1.   The name of the entity for which correction is being made:

Homassist Corporation

2.   Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3.   Filing date of the original document for which correction is being made:     July 18, 2006

4.   Description of the inaccuracy or defect:

The terms of the forward split were incorrectly stated as follows:

“2,800,000 shares of common stock are currently issued and outstanding.  For each share of common stock outstanding 26 additional shares of common stock will be issued (72,800,000) to effect the forward split.”

5.    Correction of the inaccuracy or defect:

The correct statement should be the following:

“2,800,000 shares of common stock are currently issued and outstanding.  For each share of common stock outstanding 25 additional shares of common stock will be issued for a total of 70,000,000 common shares to be issued pursuant to the forward split.  Upton the completion of the issuance of shares pursuant to the forward split, a total of 72,800,000 common shares will be issued and outstanding”.

6.   Signature:

/s/ Irene Braham

President

August 14, 2006

Authorized Signature

Title

Date

* If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fees.

Nevada Secretary of State AM Correction 2003

Revised on: 10/03/05